COMMERCIAL LEASE AGREEMENT

1. PARTIES

This lease is entered into and agreed. upon this 13 day of Nov., 2006 by and between Platina Energy Group, TENANT, and King Keller Partnership, LANDLORD.

2. PREMISES

A. LOCATION: In consideration of the payment of the rent and the performance by Tenant of the provisions of the Lease set forth herein, Landlord does hereby lease to Tenant the following premises located in the Teton Building, Laramie County, in the State of Wyoming, with the address of 1807 Capitol Avenue, Suite 101I, Cheyenne, Wyoming 82001, consisting of approximately 170 rentable square feet.

B. USE: Tenant shall use the premises for the purpose of general offices and for no other purposes prohibited by the laws of the United States, the State of Wyoming, the ordinances of the City of Cheyenne, or any improper or questionable purposes. Tenant shall not permit any disorderly conduct, noise or nuisance to annoy or disturb any persons occupying adjacent premises

3. TERM

Tenant shall lease the premises month to month from the date of 15th Nov 2006. Notice will be given 30 days prior to the termination of Lease.

4. RENT

The annual rental payment of $4080.00 shall be due and payable by Tenant on the first day of each month, in equal monthly installments of $340.00. All payments shall be made payable to and delivered in care of King Keller Partnership, 1807 Capitol Avenue, Suite 105, Cheyenne, Wyoming 82001, without notice.

In the event any rent payment is not made and received by the fifth (5th) day of the month, Tenant may be charged a late payment fee of 5%. Additionally, if nonpayment continues beyond the tenth day of the month, Tenant may be charged an additional daily late fee of $10.00 per day until full payment is received by the Landlord or his Agent.

Rental payments for any option terms shall be renegotiated between the parties.

5. SECURITY/DAMAGE/CLEAN-UP DEPOSIT

Tenant agrees to deposit as security, damage and clean-up with the Landlord the amount of $ 5090 for the faithful performance of all of the terms, conditions, and covenants of this lease. Landlord may, but shall not be obligated to apply the deposit to cure any defaults under the terms of this Lease and shall account to the Tenant for the balance. The Tenant may not apply the deposit to the payment of rent or to the performance of other obligations.

6. SERVICES

Landlord agrees during the period of this lease to provide janitorial services, electricity, heat, water, sewer and trash. The electricity supplied to the building shall be "building grade quality." Tenant shall be responsible for cost of supplying "computer grade quality." If questions should arise, final determination shall be provided by the Power Company and Licensed Electrical Contractor. Tenant shall pay costs of this determination unless the findings indicate Landlord is responsible.

Tenant agrees that the Landlord shall not be held liable for failure to supply utilities or other services when such failure is not due to negligence on its part. It being understood that Landlord reserves the right to temporarily discontinue such services, or any of them, at such time as may be necessary by reason of accident, repairs, alterations, or any other similar happening.

7. INSURANCE

Tenant shall indemnify the Landlord against any claims arising out of acts or negligence of the Tenant. The Tenant shall carry liability insurance, at its own expense, to protect against bodily injury, public liability, and property damage, with the minimum coverage of $1,000,000.00 combined single limit liability. Insurance certificates should be delivered to Landlord within ten (10) days of occupancy, and any proposed changers thereafter (renewal, cancellation) should be delivered to Landlord as least ten (10) days prior to the change.

All personal property of any kind or description whatsoever in the demised premises shall be at the Tenants sole risk, and the Landlord shall not be held liable for any damage done to or loss of such personal property.

8. IMPROVEMENTS/ALTERATIONS

Landlord shall be given reasonable time from the receipt of the signed lease to accomplish the improvements. Tenant shall not be obligated to pay rent and take occupancy of the suite until the improvements are completed. If any delay is caused by Tenant, then the rent shall be paid from the scheduled lease starting date.

Any improvements/alterations desired by Tenant shall be submitted in writing to and approved in writing by the Landlord before any work may progress. Unless otherwise stated in writing by Landlord, improvements/alterations by Tenant are at Tenant's expense and those improvements stay with the property.

9. SIGNS

Tenant shall not erect or maintain any sign on the building or property surrounding the building without the prior written approval of Landlord. Tenant shall not affix any paper or other type of temporary sign on any windows without prior written approval of Landlord.

10. MAINTENANCE

Tenant shall maintain and keep the interior of the leased property in as good order and repair as received with reasonable wear and tear and casualty excepted. Tenant shall be responsible for all costs of repairs and maintenance due to neglect or abuse of the premises, whether accidental or intentional.

Landlord shall maintain the structural supports and exterior walls of the building, including windows, doors, and passageways from the lobby, street and parking area leading to the leased property, and adjacent sidewalks and entrance lobby, in good order and repair and free of snow, ice, rubbish, and other obstructions. Landlord shall maintain in good working order and repair all plumbing fixtures, facilities, and equipment installed for the general supply of hot and cold water, heat, air conditioning, and electricity. Landlord shall not be required to maintain or repair any such equipment, fixtures, or facilities which are added by Tenant whether or not said items were approved by Landlord.

11. SURRENDER OF POSSESSION

Tenant agrees to deliver up and surrender to the Landlord possession of said premises at the expiration or termination of this lease, in as good repair as when Tenant obtained the same at the commencement of said term, accepting only ordinary wear and casualty. Tenant shall make arrangements to meet the Landlord for a final inspection of the premises. If cleaning costs or damages exceed any deposit paid by Tenant, Tenant remains liable for excess costs.

12. ASSIGNMENT OR SUBLETTING

Tenant shall not sublet any part of the premises nor assign the lease or any interest therein without the written approval of Landlord.

13. RIGHT OF ENTRY

Landlord shall have the right to enter the premises at any reasonable hour for inspection, maintenance, showing of the premises, or any purpose relating to safety, protection and preservation

of the building. Landlord shall be permitted to place "For Rent or Lease" signs upon the premises any time within sixty (60) days of the end of this lease.

14. INDEMNITY OF LANDLORD

Except to the extent caused by Landlord or its employees, agents or servants, Tenant agrees to indemnify and save harmless Landlord of and from all liability for damages or claims against Landlord on account of injuries to the person or property of any other Tenant in the Building or to any other person rightfully in the Building for any purpose whatsoever, where the injuries are caused by the negligence or misconduct of Tenant, its agents, servants or employees, or of any other person entering upon the Leased Premises under express or implied invitation of Tenant, or where such injuries are the result of the violation of laws or ordinances, governmental orders of any kind, or any of the rules or regulations provided for in this Lease.

15. CONDEMNATION

In the event that part or all of the building shall be condemned by any governmental agency, this lease may be terminated by Landlord without obligation to or recourse by Tenant.

16. DAMAGE

In the event of damage or destruction of the premises not due to Tenant, Landlord shall repair the damage as soon as possible. Tenant shall not be obligated to pay rent for the portions of the premises that are uninhabitable. Landlord shall repair the premises within a reasonable time, but not to exceed ninety (90) days. If damage is not repaired within the ninety (90) day period, this lease may be terminated by Tenant without further obligation.

17. DEFAULT

At Landlord's option, Landlord may declare a default of the lease by notifying Tenant of default in writing. Tenant shall have three (3) days to correct the monetary defaults, thirty (30) days to correct non-monetary defaults (or such times as may be reasonably necessary to cure such default) and notify Landlord of the correction. Otherwise, Landlord may declare the lease ended, repossess the premises, and expel Tenant. Tenant agrees to peacefully surrender the premises upon termination, or be deemed guilty of unlawful detention of the premises.

Landlord shall be entitled to recover from Tenant all damages resulting from Tenant's default, including expenses to repossess, re-let, renovate the premises, commissions and the rent for the balance of the term of this lease.

18. REMOVAL OF TENANT'S PROPERTY

If Tenant shall fail to remove all personal property from said premises upon the abandonment thereof or upon the termination of this lease for any cause whatsoever, Landlord, at its option, may remove the same in any manner that it shall choose, and store the said personal property without liability to Tenant for loss thereof, and Tenant agrees to pay Landlord on demand any and all expenses incurred in such removal, including court costs and attorney's fees and storage charges on such personal property for any length of time the same shall be in Landlord's possession; or Landlord, at its option! without notice, may sell said personal property, or any of the same, at private sale and without legal process, for such prices as Landlord may obtain , and apply the proceeds of such sale upon any amounts due under this lease from Tenant to Landlord. Landlord shall render any surplus from the proceeds to Tenant only after all expenses have been accounted for to include the removal, storage, sale and reasonable administrative fees.

19. INSOLVENCY

If Tenant shall become insolvent, Landlord may declare this lease ended, and all rights of Tenant shall terminate.

20. SUCCESSORS

This lease shall be binding on the parties, their personal representatives, successors, and assigns.

21. REMEDIES

In the event any dispute arises under this lease, for non- payment of any sums, and the matter is turned over to an attorney, the prevailing party shall be entitled to receive, in addition to other damages or expenses, reasonable attorney fees and court costs as determined by the legal decision of the court.

22. TIME .

Time is of the essence in this lease.

23. ADDITIONAL PROVISIONS

IN WITNESS WHEREOF, the authorized representative for both parties approved this lease as indicated by their signatures below.

TENANT:
Signature: Blair J. Merriam Date: 11-13-06

Printed: Blair J. Merriam

Title: Pres.-CEO

LANDLORD:
Signature: Rachel Henman Date: 13th NOV 2006
~~G. Kevin Keller, Partner~~
Rachel Henman for
G. Kevin Keller

Received 11-13-06
✓# 1223 $50 deposit
$170 ½ month rent